EXHIBIT 10.10

ADDENDUM NO. 1. TO SUB-SUBLEASE AGREEMENT

THIS ADDENDUM TO SUB-SUBLEASE AGREEMENT is entered into this 17th day of January, 2011, but effective as of July 14, 2008, by Opportunity Finance, LLC (the “Sublessee” or “Assignor”), and GWG Life, LLC (the “Assignee”).

RECITALS:

A.

Ernst & Young U.S. LLP, a Delaware limited liability partnership (“E&Y”), entered into that certain Lease dated May 25, 2000 (the “Prime Lease”) with First Minneapolis—Hines Company, a Minnesota general partnership (the “Landlord”).

B.

The Prime Lease relates to Leased Premises (as defined in the Prime Lease) in the building commonly known as US Bank Plaza (formerly known as Pillsbury Center)(South Tower), 220 South Sixth Street, Minneapolis, Minnesota (the “Building”).

C.

E&Y sublet 20,951 rentable square feet on the 12th floor of the Building to Sublessor pursuant to that certain Sublease dated May 23, 2000 (as amended by that certain Amendment One to Sublease, the Prime Sublease”).

D.	Sublessor sublet the Subleased Premises (as defined in the Sub-Sublease Agreement) to SubSublessee on July 14, 2008, attached hereto in Appendix 1.

E.

Sublessee desires to assign all of its rights and obligations under the Sub-Sublease Agreement to Assignee through the Expiration Date of the Sub-Sublease on April 20, 2012. Assignee desires to assume all rights and obligations under the Sub-Sublease through the Expiration Date of the Sub-Sublease on April 20, 2012.

NOW THEREFORE, the parties agree as follows:

1.

Assignment. The Assignor hereby assigns to the Assignee, and the Assignee hereby assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Sub-Sublease Agreement as of the date hereof, with all of its outstanding rights and obligations under the Sub-Sublease Agreement, including, without limitation, all rights and obligations.

2.

Representations and Warranties of Assignor. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; and (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, representations or warranties made in or in connection with the Sub-Sublease Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Sub-Sublease Agreement or any other instrument or document furnished pursuant thereto.

3.

Representations and Warranties of Assignee. The Assignee (i) represents and warrants that it is authorized to enter into and perform the terms of this Agreement, the Sub-Sublease Agreement to which it will become a party pursuant to this Agreement; (ii) confirms that it has received a copy of the Sub-Sublease Agreement; (iii) agrees that it will, independently and without reliance upon the Assignor make its own credit decisions in taking or not taking action under the Sub-Sublease Agreement; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Sub-Sublease Agreement.

4.	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA.

IN WITNESS WHEREOF, the parties have executed this assignment as of the day and year first above written. This Agreement may be executed in separate counterparts, which together shall constitute a single instrument.

SUBLESSEE:

OPPORTUNITY FINANCE, LLC

A Delaware limited liability company

By:	/s/

Its:	Secretary

ASSIGNEE:

GWG LIFE, LLC

A Delaware limited liability company

By:	/s/

Its:	CEO

Appendix I

Sub-Sublease Agreement

SUB-SUBLEASE AGREEMENT

THIS SUB-SUBLEASE AGREEMENT (the “Sublease”) is made as of July 2008 by and between Capgemini U.S. LLC, a Delaware limited liability company (the “Sublessor”), and Opportunity Finance, LLC, a Delaware limited liability company (the “Sublessee”).

RECITALS:

A. Ernst & Young U.S. LLP, a Delaware limited liability partnership (“E&Y”), entered into that certain Lease dated May 25, 2000 (the “Prime Lease”) with First Minneapolis—Hines Company, a Minnesota general partnership (the “Landlord”).

B. The Prime Lease relates to the Leased Premises (as defined in the Prime Lease) in the building commonly known as US Bank Plaza (formerly known as Pillsbury Center)(South Tower), 220 South Sixth Street, Minneapolis, Minnesota (the “Building”).

C. E&Y sublet 20,951 rentable square feet on the 12th floor of the Building to Sublessor pursuant to that certain Sublease dated May 23, 2000 (as amended by that certain Amendment One to Sublease, the “Prime Sublease”).

D. Sublessor desires to sub-sublet the Subleased Premises (as defined herein) located in the Building to Sublessee, and Sublessee desires to sub-sublease the Subleased Premises from Sublessor, for the term and upon the conditions set forth herein.

NOW, THEREFORE, in consideration of the rent and other payments hereinafter set forth, the covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Demise. Subject to Section 24 hereof, Sublessor does hereby agree to sublease the Subleased Premises to Sublessee, and Sublessee does hereby accept and sublease the Subleased Premises from Sublessor, for the term and upon the conditions set forth herein.

2. Term. The term of the sublease hereunder of the Subleased Premises shall commence on the date which Sublessor receives the written consent of Landlord and E&Y to this Sublease pursuant to Section 24 hereof (such date being hereinafter referred to as the “Commencement Date”). This Sublease shall expire at 5:00 p.m. on April 20, 2012 (“Expiration Date”), unless sooner terminated in accordance with the provisions of this Sublease, but in no event later than the expiration date of the Prime Lease.

3. Subleased Premises. The “Subleased Premises” shall mean approximately 11,695 rentable square feet on the 12th floor of the Building, as more specifically depicted on Exhibit A, to be defined as Suite 1200, attached hereto and made a part hereof.

4. Use. The Sublessee may use the Subleased Premises solely for general offices, in accordance with all applicable laws, ordinances and regulations and subject to the requirements of the Prime Lease, the Prime Sublease and this Sublease.

5. Payment of Rent.

(a) Subject to Section 5(c) below, beginning on the Commencement Date, Sublessee shall pay base rent as follows (the “Base Rent”):

Dates	Monthly Base Rent	Annual Base Rent Per RSF

Commencement Date – July 31, 2009	$7,309.38	$7.50/RSF

August 1, 2009 – July 31, 2010	$7,796.67	$8.00/RSF

August 1, 2010 – July 31, 2011	$8,283.96	$8.50/RSF

August 1, 2011 – April 30, 2012	$8,771.25	$9.00/RSF

Base Rent shall be due and payable in advance, in equal monthly installments, on or before the first day of each and every calendar month during the term hereof. Sublessor hereby directs Sublessee, and Sublessee does hereby agree, that such payment of Base Rent and payment of all other amounts due and payable to Sublessor under this Sublease shall be made to (and to the order of) Capgemini U.S. LLC, Corporate Real Estate Services, One Panorama Center, 7701 Las Colinas Ridge, Suite 600, Irving, Texas 75063 (or at such other place as the Sublessor subsequently shall designate in writing) and shall be paid in lawful money of the United States of America without notice or demand, and without abatement, deduction, counter-claim or setoff. Any installment of Base Rent that is received by Sublessor after the tenth (10th) day on which it is due shall, at Sublessor’s option, be subject to a late charge of seven percent (7%) Annual Percentage Rate of the amount thereof and such charge shall be paid by Sublessee upon demand by Sublessor, it being understood that the late fee described herein shall not be deemed a liquidated damages calculation and shall not preclude any other remedy of Sublessor under this Sublease or at law. To the extent that this Sublease shall commence on a day other than the first day of any calendar month, or terminate on a day other than the last day of any calendar month, the Base Rent under this Sublease shall be prorated on a per diem basis for that particular month.

(b) In addition to payment of Base Rent as aforesaid, beginning on the Commencement Date, Sublessee shall pay to Sublessor Operating Costs, as such term is defined in the Prime Sublease, with respect to the Subleased Premises, currently estimated at Ten Dollars and Seventy-Two Cents ($10.72) per rentable square feet. Furthermore, to the extent that Landlord charges Sublessor for any service, act or utility provided to the Subleased Premises beyond the basic services, acts and utilities that are required to be supplied by the Prime Sublease without charge, including, without limitation, heating, air conditioning, utilities and additional cleaning, Sublessee shall pay for such charges as additional rent, immediately upon demand therefore to the extent such charges relate to the Subleased Premises (the “Additional Rent”).

(c) Provided Sublessee is not in default of the terms of this Sublease, monthly Base Rent and Additional Rent shall be abated for the first month of Sublease (the “Abated Rent”). For purposes of clarification, Base Rent and Additional Rent shall be due and owing by Sublessee no later than September 1, 2008, provided, however, that if the Commencement Date begins on a date which is later than August 1, 2008 solely as a result of a delay by either Landlord or E&Y in providing its respective consent pursuant to Section 24 below, the Base Rent and Additional Rent due and owing under this Sublease shall be prorated on a per diem basis for the particular month in which the Commencement Date occurs, and provided, further, however, that there shall be a pro rata reduction on a per diem basis on any Abated Rent for each day Sublessee has not provided its written consent to this Sublease after the passage of three (3) business days following receipt of such consent for signature, and Sublessee shall thereafter be liable for any Base Rent and Additional Rent due and owing as a result of such reduction. In the event of a default by Sublessee under the terms of this Sublease which results in either early termination of this Sublease and/or Sublessee vacating and/or being evicted from the Subleased Premises, then as part of the recovery permitted Sublessor under this Sublease, Sublessor shall be entitled to a recovery of the Abated Rent which was abated under this Section 5(c), i.e., such Abated Rent shall not be deemed to have been forgiven or abated, but shall become immediately due and payable as unpaid rent which had been earned at the date of default.

(d) All payments referenced in this Section 5, including, without limitation, Base Rent and Additional Rent are hereinafter referred to collectively as “Rent”.

6. Certain Provisions of Lease Incorporated. The following provisions of the Prime Sublease (the “Incorporated Provisions”) are explicitly incorporated herein by reference and made a part hereof. Paragraphs 5.1 (excluding the amount payable as Base Rent thereunder), 5.2, 5.3, 6, 7, 8, 9, 11, 13, 14, 15, 16, 17, 18, 19, 20, 21, 23, 24, 25, 26, 27, 28 and 31. No consent, waiver, amendment, or other change by E&Y of Sublessor’s obligations and liabilities as tenant under the Prime Sublease shall reduce or limit Sublessor’s obligations and liabilities to Sublessor hereunder unless Sublessor shall have agreed in writing that such consent, waiver, amendment or change shall be effective hereunder. Unless the context requires otherwise, for the period during the term of this Sublease only, (i) references in the Incorporated Provisions to Sublandlord shall refer to Sublessor (subject to the provisions of this Sublease which relieve Sublessor of any obligation or responsibility for the performance of the obligations of Sublandlord under the Prime Sublease), (ii) references in such provisions to Subtenant shall refer to Sublessee, and (iii) references in such provisions to the Sublease Premises shall refer to the Subleased Premises hereunder. Sublessee expressly assumes toward Sublessor and agrees to perform all of the obligations, responsibilities and covenants that Sublessor has assumed as Subtenant under the Incorporated Provisions in respect of the Subleased Premises. Sublessee acknowledges that it has received a copy of the Prime Lease and the Prime Sublease, and agrees not to do, or cause to be done, any act (whether of omission or commission) which would result in a default under or breach of any term, covenant, provision or condition of the Prime Lease or the Prime Sublease.

Notwithstanding the incorporation herein of the Incorporated Provisions or anything otherwise contained in this Sublease to the contrary,

(a) Sublessor shall not be obligated to render or provide any of the services required to be provided by Landlord or E&Y under the Prime Lease or the Incorporated Provisions, respectively, and Sublessor shall not be obligated to satisfy any obligations of the Landlord or E&Y thereunder, however Sublessor will support Sublessee in any reasonable request to the Landlord or E&Y;

(b) Sublessor shall not have any responsibility or liability to Sublessee (i) on account of any act or omission of Landlord or E&Y, any default by Landlord or E&Y, or breach by Landlord or E&Y of any term, covenant or condition of the Prime Lease or the Prime Sublease, respectively, or any failure by Landlord or MY to perform any of its obligations under the Prime Lease or the Prime Sublease, respectively, or (ii) by reason of any condition of or in the Building or the Subleased Premises now or hereafter existing; and

(c) Except as otherwise set forth in the Incorporated Provisions, Sublessee shall not have any responsibility or liability to Sublessor (i) on account of any act or omission of Landlord or E&Y, any default by Landlord or E&Y, or breach by Landlord or E&Y of any term, covenant or condition of the Prime Lease or the Prime Sublease, respectively, or any failure by Landlord or E&Y to perform any of its obligations under the Prime Lease or the Prime Sublease, respectively, or (ii) by reason of any condition of or in the Building or the Subleased Premises now or hereafter existing, except to the extent such condition was caused by Sublessee or any person or entity acting on behalf of Sublessee.

provided, however, that Sublessor shall, at Sublessee’s request and expense, take all such reasonable actions as Sublessee shall direct to enforce Sublessor’s rights and remedies under the Prime Sublease with respect to the Subleased Premises or, at Sublessor’s option, authorize Sublessee to enforce the same in Sublessors name. Sublessee shall indemnify and hold harmless Sublessor against any loss, liability, claim, cost or expense arising out of or in connection with any actions taken pursuant to the preceding sentence, and Sublessee shall be entitled to receive and retain any recovery allocable to the Subleased Premises during the term of this Sublease resulting from such actions, after recovery by Sublessor of all loss, liability, claim, cost and expense due to Sublessor by Sublessee hereunder.

7. Net Return. The payments of Sublessee hereunder to Sublessor are intended to constitute an absolutely net return to Sublessor with respect to the Subleased Premises, and, except to the extent of (i) the difference between the Base Rent payable hereunder and the Base Rent payable under the Prime Sublease, and (ii) all costs of any kind relating to the Incorporated Provisions (with respect to the Subleased Premises), this Sublease, or the use and operation of the Subleased Premises shall be the responsibility of the Sublessee. Without limiting the generality of the foregoing, (i) whenever Sublessee requires Landlord or E&Y to furnish any service or perform any act for which Landlord or E&Y is entitled to make a separate charge under the Prime Lease or the Prime Sublease, including, without limitation, heating, air conditioning and utilities, Sublessee shall pay the same, and (ii) Sublessee shall pay to Sublessor any charges billed to Sublessor for services provided to the Subleased Premises.

8. Property Located in or about the Subleased Premises. All improvements, fixtures, equipment and personal property in or about the Subleased Premises shall be in or about the Subleased Premises at the sole risk of Sublessee. The improvements, fixtures, equipment and personal property in or about the Subleased Premises as of the Commencement Date (as more particularly described on Exhibit B attached hereto and made a part hereof, as may be modified by the parties in writing, the “Sublessor’s Property”) shall be and remain the property of Sublessor and shall be kept by Sublessee in good condition and repair (subject to normal wear and tear) and shall not be removed from the Subleased Premises. Sublessor makes no warranties of any kind or nature, whether express or implied (including without limitation warranties of merchantability or fitness for a particular purpose), with respect to the Sublessor’s Property, and Sublessee accepts the Sublessor’s Property for use during the term hereof in its “as is” and “where is” condition. Sublessee shall insure the Sublessor’s Property in the name of Sublessor as part of the property insurance required hereunder. Sublessor shall have the right to enter the Subleased Premises at all reasonable times and after giving Sublessee reasonable notice, for the purpose of, among other things, inspecting the Subleased Premises and the Sublessor’s Property. In consideration of the Rent and the additional sum of $1 payable to Sublessor, and provided that Sublessee shall not have defaulted under this Sublease, upon the end of the term of this Sublease, Sublessor shall transfer the Sublessor’s Property to Sublessee in its “as is” and “where is” condition, with all representations and warranties (including without limitation warranties of merchantability or fitness for a particular purpose) hereby waived by Sublessee.

9. Taxes. If any taxes or fees of any kind are payable by Sublessor with respect to the foregoing transfer of the Sublessor’s Property to Sublessee, then Sublessee shall be solely responsible for the payment of such taxes and fees. Sublessee shall reimburse Sublessor for the amount of any such taxes and fees within ten (10) days after delivery of notice to Sublessee of the amount of such taxes and fees. Sublessee’s obligations to pay any such taxes and fees shall survive the expiration of the term of this Sublease.

10. Waiver of Claims. Sublessee hereby acknowledges that it has inspected the Sublessor’s Property and waives any and all claims against Sublessor arising out of any damage, defect or condition relating to the Sublessor’s Property.

11. Surrender. At the termination of this Sublease, by lapse of time or otherwise, Sublessee shall surrender possession of the Subleased Premises to Sublessor and deliver all keys to the Subleased Premises and all locks therein to Sublessor and make known to Sublessor the combination of all combination locks in the Subleased Premises and shall return the Subleased Premises and the Sublessor’s Property (to the extent the Sublessor’s Property has not been transferred to Sublessee pursuant to the terns of Section 8 of this Sublease) to Sublessor in broom clean condition and in as good condition as Sublessee originally took possession, normal wear and tear excepted, failing which Sublessor may restore the Subleased Premises and the Sublessor’s Property to such condition and the Sublessee shall pay the cost thereof to Sublessor on demand. Prior to such termination of this Sublease, Sublessee shall remove all of Sublessee’s personal property (but not Landlord’s or E&Y’s personnel property or Sublessor’s Property) and only those improvements, alterations and additions, which as a condition to Sublessee’s, E&Y’s or Landlord’s consent to the installation thereof, are required to be removed and restored upon termination hereof.

12. Assignment and Subletting. Sublessee shall have no right to sublet the Subleased Premises (in whole or in part) or any portion thereof or assign or otherwise transfer its interest in this Sublease, whether expressly or by operation of law, without the prior written consent of Sublessor, which shall not be unreasonably withheld, conditioned or delayed, and all other consents and approvals that may be required under the Prime Lease and the Prime Sublease.

13. Indemnification. Sublessee agrees, to the extent not expressly prohibited by law, to pay, and to protect, defend, indemnify and save harmless Sublessor, E&Y and Landlord, and their respective past, present and future employees, officers and agents (each an “Indemnified Party” and collectively, the “Indemnified Parties”), from and against any liabilities, losses, damages, costs or expenses (including, but not limited to, attorneys’ fees and expenses) of any nature whatsoever, which may be imposed upon, incurred by, or asserted against any Indemnified Party by reason of or in connection with (i) any accident, injury to, or death of any person or any damage to property or any other events occurring on or about the Subleased Premises, or (ii) any breach by Sublessee of any term or condition of the Incorporated Provisions or the Prime Lease, with respect to the Subleased Premises, or this Sublease or any failure by Sublessee to perform or comply with (x) any of the terms of the Incorporated Provisions, with respect to the Subleased Premises or (y) this Sublease, or (z) any restrictions, statutes, laws, ordinances or regulations affecting the Subleased Premises or any part thereof or Sublessee’s use of the Subleased Premises, (iii) the use or occupancy of the Subleased Premises, (iv) any act or omission of the Sublessee, its employees, agents, contractors, licensees, visitors, guests, officers, and representatives, or (v) any indemnity obligation of the Sublessor with respect to the Subleased Premises.

14. Insurance. As pursuant to the Incorporated Provisions, Sublessee shall obtain all insurance policies (and in such amounts) required under the Prime Sublease, including, but not limited to, personal property insurance covering the Sublessee’s personal property. Sublessee shall include Sublessor, Landlord and MY as additional insureds. under all liability related and other insurance policies required under the terms of the Prime Lease and Prime Sublease and under all insurance policies which Sublessee may carry with respect to the Subleased Premises, any property located thereon, or with respect to any claim or accident arising on or about the Subleased Premises. Prior to the commencement of the term of this Sublease or any occupancy of or access to the Subleased Premises by Sublessee, Sublessee shall deliver to Sublessor certificates of insurance showing such policies to be valid and in effect. Any rights of settlement allocated to Sublessor as tenant under the Prime Sublease shall continue to be the rights of Sublessor hereunder.

15. Subleased Premises Claim. Sublessee hereby releases Sublessor, Landlord and E&Y, and their respective officers, employees, agents and representatives, from any and all claims or demands of damage, liability, loss, expense or injury to the Subleased Premises or to the furnishings, fixtures, equipment, inventory or other property of Sublessee in, about or upon the Subleased Premises, which is caused by or results from perils, events or happenings which are the subject of insurance carried by Sublessee which is required under this Sublease or otherwise in force at the time of any such loss, whether or not due to the negligence of Sublessor, Landlord or E&Y or their respective officers, employees, agents and representatives, and regardless of cause or origin. Any insurance carried by Sublessee with respect to the Building or the Subleased Premises (or property therein or occurrences thereon) shall include a clause or endorsement denying to the insurer rights of subrogation against Sublessor, Landlord and MY and their respective officers, employees, agents and representatives.

16. Defaults. It shall be an Event of Default hereunder if:

(a) Sublessee shall fail to pay Rent when due; or

(b) Sublessee shall fail to pay when due any payments required to be made by Sublessee as described in this Sublease other than Rent; or

(c) Sublessee shall fail to keep or perform any one or more of the other terms, conditions, covenants or agreements of this Sublease or the Incorporated Provisions, and such failure shall continue for fifteen (15) days after notice of such failure to Sublessee; or

(d) Sublessee shall cause or permit to occur a default under the Incorporated Provisions which is not cured prior to five (5) days before the expiration of any cure period applicable thereto pursuant to the Incorporated Provisions or the Prime Lease.

17. Remedies. In the event of an Event of Default by Sublessee hereunder, Sublessor may exercise any remedies available to E&Y under the Incorporated Provisions, and, in addition to or, at its option, in lieu of, any or all other remedies provided for herein or in the Incorporated Provisions or available to Sublessor at law or in equity, Sublessor shall be entitled to enjoin such breach or a threatened breach, or to perform such obligation or cure such breach on behalf of Sublessee and recover the cost of such performance or cure from Sublessee upon demand. Notwithstanding anything to the contrary contained in the Prime Sublease, Sublessor shall have the right to terminate this Sublease at any time following the tenth (10th) day after an Event of Default by Sublessee and, at Sublessor’s sole option, excluding Sublessee’s personal property, Sublessor shall have the right to retain all personal property, equipment and fixtures located on the Subleased Premises as security for the outstanding obligations of Sublessee.

18. Tenant Improvements. Sublessor has not made any warranty or representation as to the condition of the Subleased Premises or any agreement or promise to decorate, alter, repair or improve the Subleased Premises and Sublessee hereby waives any and all rights it may have, express or implied, against Sublessor in connection therewith. The Subleased Premises are to be leased to Sublessee in “as-is” condition.

19. Alterations. Sublessee shall not make or have made on its behalf any alterations or improvements to the Subleased Premises (“Sublessee Improvements”) except in accordance with the requirements of the Prime Lease and Prime Sublease with the prior written consent and approval of Sublessor, such consent not to be unreasonably withheld, conditioned, or delayed provided such alternations or improvements are consistent with existing Subleased Premised space design and incorporates building standard materials and, to the extent such consents and approvals are required under the Prime Lease and Prime Sublease, the prior written consent and approval of Landlord and E&Y, respectively (the “Approved Alterations”). Such Sublessee Improvements shall be completed in accordance with a schedule and plans and specifications submitted to and approved by the Landlord, E&Y and Sublessor. Provided Sublessee is not in default of its obligations under this Sublease, Sublessee shall have the right to an allowance for Sublessee Improvements that comply with the terms hereof in the amount of Sixty-Three Thousand, Five Hundred Sixty Dollars and 00/100 ($63,560.00) Dollars (the “Allowance”). Sublessor shall, within forty five (45) days after Sublessee presents a request for reimbursement under this Allowance, reimburse Sublessee for the costs of the Approved Alterations up to the amount of the Allowance, provided Sublessee first delivers to Sublessor all of the following: (i) copies of invoices for such Approved Alterations, (ii) executed lien waivers from all contractors and subcontractors who performed work in connection with said invoices, and (iii) updated “as-built” AutoCAD files. Upon execution of this Sublease, Sublessor shall provide Sublessee with any files and/or plans in Sublessor’s possession pertaining to the Subleased Premises, it being understood that Sublessor’s delivery of such files and/or plans to Sublessee shall not in any way be deemed a warranty or representation about the accuracy thereof Sublessee shall be permitted to use any reputable architect, engineer, contractor or subcontractor to perform the Approved Alterations, provided Landlord and E&Y consent to Sublessee’s use of such party. The Allowance shall apply to all Approved Alterations, as well as the cost of shampooing carpet and cleaning vinyl flooring throughout the Subleased Premises, painting walls, computer wiring, electrical and lighting work, space re-design (including conference room) and furniture re-configuration (e.g. workstations) due to the construction of the demising wall and other furnishings of the Subleased Premises in connection with Sublessee’s intended use of the Subleased Premises. Sublessee shall reimburse Sublessor for (i) any costs charged by the Landlord and E&Y for (A) their review of any schedule and plans and specifications setting forth such Approved Alterations or (B) otherwise in connection with the Approved Alterations and (ii) fees for the review or approval of any schedule and plans and specifications for future Alterations. Sublessee hereby indemnifies and holds harmless Sublessor against any loss, liability, cost, damage or claim arising out of or relating to any Sublessee Improvements, whether or not approved by Sublessor.

20. Notices. All notices and demands hereunder shall be in writing and shall be served in person, by prepaid certified United States Mail, return receipt requested, or by nationally recognized overnight courier, as follows:

If to Sublessor:

Corporate Real Estate Services

Capgemini U.S. LLC

One Panorama Center

7701 Las Colinas Ridge, Suite 600

Irving, Texas 75063

With a copy to:

Office of the General Counsel

Capgemini U.S. LLC

623 Fifth Avenue, 33rd Floor

New York, New York 10022

If to Sublessee:

Steve Sabes & Jon Sabes

220 South Sixth Street, Suite 1200

Minneapolis, MN 55402

Tel: (612) 339-8921

Fax: (612) 339-8922

Attn: Steve Sabes

With a courtesy copy to:

Gregory Stecher

220 South Sixth Street, Suite 1200

Minneapolis, MN 55402

Tel: (612) 339-8921

Fax: (612) 339-8922

Attn: Greg Stecher

Such notices shall be deemed served when delivered, if served in person, or by certified mail, or on the next business day after delivery to a nationally recognized overnight courier service. Any party may change the address for notices to it by a notice given as described herein.

21. Brokers. Sublessor and Sublessee represent and warrant that they have not dealt with any brokers in connection with the sublease of the Subleased Premises other than Staubach Midwest LLC and Global One Commercial, LLC. Sublessor and Sublessee do hereby indemnify, defend and agree to hold each other harmless from and against any and all loss, cost, liability or obligations (including reasonable attorneys’ fees) related to any fees or commissions claimed by any parties, to the extent such claims are based on the acts or agreements of the indemnifying party.

22. Guarantee. Upon execution of this Sublease, Sublessee shall provide Sublessor with a guaranty executed by R.W. Sabes Investment, LLC in the form attached hereto as Exhibit C (the “Guaranty”) and such Guaranty shall guarantee all of the obligations of Sublessee hereunder as set forth in such Guaranty.

23. Miscellaneous.

(a) Sublessor, E&Y and Landlord and their agents shall have the right of access to the Subleased Premises at all reasonable times on reasonable notice to Sublessee (except in the event of an emergency, in which case no notice is necessary) in order to inspect or exhibit the Subleased Premises.

(b) This Sublease contains the entire agreement between the parties hereto, and shall not be modified in any manner except by a writing signed by the party against which such modification is sought to be enforced.

(c) The agreements, terms, covenants, and conditions herein shall bind and inure to the benefit of Sublessor and Sublessee and their respective heirs, personal representatives, successors, and permitted assigns.

(d) Each of the indemnifications contained in this Sublease shall survive the expiration or earlier termination of this Sublease. In addition, Section 25 shall survive the expiration or earlier termination of this Sublease.

24. Landlord’s Consent. Sublessor and Sublessee acknowledge that this Sublease is subject to Sublessor’s receipt of the written approval of and consent by the Landlord and E&Y to the sublease transaction described herein.

25. Limitation on Liability of Sublessor. Sublessor’s obligations under this Sublease shall be payable only out of Sublessor’s interest in the Subleased Premises and no personal liability shall be asserted or enforceable against Sublessor because of or in respect of this Sublease or any document executed or delivered in connection herewith, all such liability, if any, being expressly waived and Sublessee shall look solely to Sublessor’s interest in the Subleased Premises. In no event will Sublessor be liable for consequential, incidental, indirect, punitive or special damages (including loss of profits or business) regardless of whether such liability is based on breach of contract, tort, strict liability, breach of warranties, failure of essential purpose or otherwise, and even if advised of the likelihood of such damages.

26. Security. Sublessee shall contract directly with security providers for any services it deems reasonably appropriate, and Sublessee acknowledges that Sublessor shall have no liability or responsibility for security of the Subleased Premises. Sublessor shall provide Sublessee with the technical and contact information for the card access reader at the main door to the Subleased Premises.

27. Parking. Subject to the terms of the Prime Sublease, Sublessor shall offer to give up any lease rights it may have to up to five (5) parking spaces in the parking lot(s) in or adjacent to the Building, based on availability at time of request, provided that (i) Sublessor shall not be a party to any lease of parking spaces by Sublessee, as any lease shall be solely between Sublessee and Landlord (or its parking garage operators), and Sublessor shall not have any responsibility (or make any warranty) to Sublessee with respect to such spaces, (ii) any such lease of parking spaces shall be at Sublessee’s sole cost and expense, which shall be paid in accordance with the prevailing parking rates charged by the Landlord (or its parking garage operators), (iii) any relinquishment of rights to any parking spaces shall be conditioned on Sublessee’s agreement to lease such spaces from Landlord (or its parking garage operators), and (iv) Sublessor shall not be required to give up any parking spaces to the extent Sublessor would continue to have any payment or other obligations to the Landlord (or its parking garage operators) relating to any such spaces, unless Sublessee fully assumes in writing all such payment or other obligations and responsibilities. Sublessee agrees to indemnify and save harmless Sublessor from and against any liabilities, losses, damages, costs or expenses (including, but not limited to, attorneys’ fees and expenses) of any nature whatsoever which may be imposed upon, incurred by, or asserted against Sublessor by reason of or in connection with Sublessee’s use of the parking garage or parking spaces.

28. Subordination and Attornment. This Sublease shall be subject and subordinate to the Prime Sublease, the Prime Lease and all mortgages, deeds of trust, ground leases and security agreements now or hereafter encumbering the Building.

29. Choice of Law. This Sublease shall be governed by and construed in accordance with the laws of the State of Minnesota.

30. No Presumption Against Draftor. Each of Sublessor and Sublessee acknowledges that it is a sophisticated party and is fully aware of the contents of this Sublease.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written. This Sublease may be executed in separate counterparts, which together shall constitute a single instrument.

SUBLESSOR:

CAPGEMINI U.S., LLC, a Delaware limited liability company

By:	(illegible)

Its:	CFO

SUBLESSEE:

OPPORTUNITY FINANCE, LLC, a Delaware limited liability company

By:	Steven F. Sabes

Its:	Secretary